Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 21, 2008, with respect to the financial statements of the Jo-Ann Stores, Inc. Associate Stock Ownership Plan on Form 11-K as of  December 31, 2007 and for the two-year period ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Jo-Ann Stores, Inc. on Forms S-8 (File No. 333-72445, effective February 16, 1999; File No. 333-128157, effective September 7, 2005; and File No. 333-151609, effective June 12, 2008).
/s/ GRANT THORNTON LLP
Cleveland, Ohio
March 27, 2009